UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2026

SUMMIT NETWORKS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-199108	35-2511257
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1221 Brickell Avenue, Suite 900, Miami, Florida 33131

(Address of principal executive offices)

(305) 347-5158

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2026, Mr. Ross Miller submitted a written resignation to the Board of Directors of Summit Networks Inc. (the “Company”), including his positions as an Independent Director and Chairman of the Audit Committee, stating that his resignation would be effective January 1, 2027.

On September 8, 2026, Mr. Miller submitted a second resignation letter stating that his resignation from the Board of Directors of the Company, including his positions as an Independent Director and Chairman of the Audit Committee, would be effective September 8, 2027.

In both resignation letters, Mr. Miller referenced a breakdown in communication and differences regarding the Company’s future direction and business plans.

As of the date of this report, the Board has not taken any action or expressed any position with respect to either resignation letter.

Item 9.01. Financial Statement and Exhibits

Exhibit No.	Description
99.01	Resignation Letter No.1, 08/31/2026 – Ross Miller
99.02	Resignation Letter No.2, 09/08/2026 – Ross Miller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUMMIT NETWORKS INC.

Date: September 10, 2026	By:	/s/ Chao Long (Charlene) Huang
Chao Long (Charlene) Huang
Chief Executive Officer

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